Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of North Pointe Holdings (the “Company”) on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, James G. Petcoff, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2008	/s/ James G. Petcoff
James G. Petcoff, Chief Executive Officer